EXHIBIT 4.2

LOCK-UP AGREEMENT

ANTERIOS, INC.

142 West 57th St.

Suite 4A

New York, New York 10019

STIFEL, NICOLAUS & COMPANY, INCORPORATED

RBC CAPITAL MARKETS, LLC

As Representatives of the Several Underwriters

c/o Stifel, Nicolaus & Company, Incorporated

787 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

The undersigned refers to the proposed Underwriting Agreement (the “Underwriting Agreement”) among Anterios, Inc., a Delaware corporation (the “Company”), and the several underwriters named therein (the “Underwriters”) for whom Stifel, Nicolaus & Company, Incorporated and RBC Capital Markets, LLC (together, the “Representatives”) are acting as representatives.  As an inducement to the Underwriters to execute the Underwriting Agreement in connection with the proposed public offering (the “Public Offering”) of shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), pursuant to a Registration Statement on Form S-1, the undersigned hereby agrees that from the date hereof and until 180 days after the public offering date set forth on the final prospectus used to sell the Common Stock (the “Public Offering Date”) pursuant to the Underwriting Agreement (such 180 day period being referred to herein as the “Lock-Up Period”), to which you are or expect to become parties, the undersigned will not (and will cause any spouse or immediate family member of the spouse or the undersigned living in the undersigned’s household, any partnership, corporation or other entity within the undersigned’s control, and any trustee of any trust that holds Common Stock or other securities of the Company for the benefit of the undersigned or such spouse or family member not to) offer, sell, contract to sell (including any short sale), pledge, hypothecate, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, grant any option, right or warrant for the sale of, purchase any option or contract to sell, sell any option or contract to purchase,  or otherwise encumber, dispose of or transfer, or grant any rights with respect to, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such aforementioned transaction is to be settled by delivery of the Common Stock or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of the Representatives, which consent may be withheld in the Representatives’ sole discretion.

If the undersigned is an officer or director of the Company, (i) the undersigned agrees that the foregoing restrictions shall be equally applicable to any issuer-directed or “friends and family” shares of Common Stock that the undersigned may purchase in the proposed public offering; (ii) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, the Representatives will notify the Company of the impending release or waiver, and (iii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver.  Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release.  The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

The foregoing restrictions shall not apply to transfers made (a) to a family member or trust for the direct or indirect benefit of the undersigned, (b) as bona fide gifts by the undersigned, (c) to any third party granted an interest in the undersigned’s will or under the laws of descent, (d) as a distribution to a partner or stockholder of the undersigned, or (e) to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned, provided that in each case (i) each resulting transferee of the Company’s securities executes and delivers to the Representatives an agreement satisfactory to the Representatives certifying that such transferee is bound by the terms of this Agreement and has been in compliance with the terms hereof since the date first above written as if it had been an original party hereto, (ii) to the extent any interest in the Company’s securities is retained by the undersigned (or such spouse or family member), such securities shall remain subject to the restrictions contained in this Agreement and (iii) no filing by any party under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or other public announcement shall be required or shall be voluntarily made before the expiration of the Lock-Up Period showing a decrease in the number of shares of Common Stock held by the undersigned and its affiliates in such filing.

In addition, the undersigned agrees that, during the period commencing on the date hereof and ending 180 days after the Public Offering Date, without the prior written consent of the Representatives (which consent may be withheld in their sole discretion): (a) the undersigned will not request, make any demand for or exercise any right with respect to, the registration of any Common Stock or any security convertible into or exercisable or exchangeable for Common Stock and (b) the undersigned waives any and all notice requirements and rights with respect to the registration of any such security pursuant to any agreement, understanding or otherwise to which the undersigned is a party.

Any Common Stock received upon exercise of options granted to the undersigned will also be subject to this Agreement.  Any Common Stock acquired by the undersigned in the open market on or after the Public Offering Date (except Common Stock acquired pursuant to a “friends and family” or directed share program) will not be subject to this Agreement.  A transfer of Common Stock to a family member or a trust for the benefit of the undersigned or a family member may be made, provided the transferee agrees in writing prior to such transfer to be bound by the terms of this Agreement as if it were a party hereto.

Notwithstanding anything herein to the contrary, nothing herein shall prevent the undersigned from establishing a 10b5-1 trading plan that complies with Rule 10b5-1 under the Exchange Act or from amending an existing 10b5-1 trading plan, so long as (i) there are no sales of Common Stock subject to this Agreement under such plans during the Lock-Up Period and (ii) the establishment or amendment of any such plan is not publicly announced or disclosed, including in any filing under the Exchange Act.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to (a) decline to make any transfer of shares of Common Stock if such transfer would constitute a violation or breach of this Agreement and (b) place legends and stop transfer instructions on any such shares of Common Stock owned or beneficially owned by the undersigned.

This Agreement is irrevocable and shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to choice of law rules.  This Agreement shall lapse and become null and void if the Public Offering Date shall not have occurred on or before the earliest of (i) such time as the Representatives, on the one hand, or the Company, on the other hand, advises the other in writing, prior to the execution of the Underwriting Agreement that it has determined not to proceed with the Public Offering, (ii) the termination of the Underwriting Agreement or (iii) February 17, 2015, in the event the Underwriting Agreement has not been executed by that date.

Very truly yours,

Printed Name:
Title:
Date:

[Signature Page to Anterios Lock Up]